UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

On Track Innovations Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A amends On Track Innovations Ltd.’s definitive proxy statement for its May 19, 2014 extraordinary meeting of shareholders (“Definitive Proxy Statement”), filed with the Securities and Exchange Commission on April 11, 2014, solely by appending the proxy card to the end of the proxy statement, as required by Rule 14a-4(a) under the Securities Exchange Act of 1934.  No other changes to the Definitive Proxy Statement are being made.

ON TRACK INNOVATIONS LTD.

NOTICE OF AN EXTRAORDINARY MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2014

You are hereby notified that an extraordinary meeting of shareholders of On Track Innovations Ltd., (“Company”), will be held on Monday the 19th day of May 2014 at 05:00 P.M., local time, at our offices, Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000 (“Meeting”), for the following purposes:

1.
To elect Mr. William C. Anderson III to serve as an external director of the Company, as defined in the Israeli Companies Law of 1999 (the “Companies Law”), for a three-year term commencing with his election.

2.
To approve a grant of options to Mr. Anderson and all other directors of the Company (including external directors) that are in office immediately following the meeting as described in this proxy statement.

3.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers.

4.	To conduct an advisory vote on the frequency of an advisory vote on the compensation of the Company’s named executive officers.

5.
To approve an amendment to the Company’s 2001 Share Option Plan (the “Option Plan”) to increase the Ordinary Shares reserved and available for issuance under the Option Plan from 15,700,000 to 16,450,000.

The Board of Directors of the Company recommends that you vote in favor of the nominee in Proposal No. 1 above, in favor of Proposals Nos. 2, 3 and 5 above, and “EVERY ONE YEAR” for Proposal No. 4 above.

Record Date and Right to Vote

The Board of Directors has fixed the close of business on April 10, 2014, as the record date for the Meeting (“Record Date”). Subject to the provisions of Israeli law and the current Company's Articles of Association, only shareholders on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

All shareholders are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares as of the Record Date (“Proof of Ownership”). If you do not have either an admission ticket or Proof of Ownership, you will not be admitted to the Meeting.

Your vote is important regardless of the number of shares you own.  The Company requests that you complete, sign, date and return the enclosed proxy card without delay and no later than the Cut-Off described below in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person. We will not be able to count a proxy card unless we receive it at our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel, 1200000, or at our transfer agent, Continental Stock Transfer & Trust Company, in the enclosed envelope, by May 15, 2014 at 4:00 P.M. Israel time, which is May 15, 2014, at 10:00 A.M. Eastern Standard Time (“Cut-Off Date”).

INTERNET AVAILABILITY OF PROXY MATERIALS

On April 17, 2014, shareholders will be able to access all of the proxy materials, which consist of this proxy statement and the proxy card attached hereto, on our website at http://investors.otiglobal.com/phoenix.zhtml?c=144733&p=proxy.

 IMPORTANT:  If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.  Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

By order of the Board of Directors, /s/ Arie G. Rubinstein Arie G. Rubinstein, Adv. General Counsel and Secretary

April 11, 2014

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly and no later than until the Cut-Off Date described above, in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

ON TRACK INNOVATIONS LTD.
Z.H.R. Industrial Zone
Rosh Pina, Israel, 1200000

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy card are being sent by On Track Innovations Ltd., (“Company”), to the holders of record of the Company’s outstanding Ordinary Shares, NIS 0.10 par value per share, (“Ordinary Shares”), on the record date fixed by the Company’s Board of Directors as described hereunder. The accompanying proxy is being solicited by the Board of Directors of the Company (“Board”), for use at the extraordinary meeting of shareholders of the Company, to be held on Monday the 19th day of May 2014 at 05:00 P.M. Israel time (“Meeting”), at our offices, Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. The Company may engage a broker or similar person to assist in the solicitation of proxies and provide related advice and informational support for a service fee, plus customary disbursements.  Directors, officers and employees of the Company may also assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of the Ordinary Shares held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed April 10, 2014 as the record date for the Meeting (“Record Date”). Only shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On April 10, 2014, there were outstanding 33,148,367 Ordinary Shares. Each Ordinary Share is entitled to one vote per share. Subject to the provisions of Israeli law and pursuant to the current Articles of Association of the Company, no business may be transacted at any shareholder meeting unless a quorum is present when the meeting begins. The quorum required for a meeting of shareholders is at least two shareholders present in person or by proxy, holding in the aggregate at least one third (33 1/3%) of the issued and outstanding Ordinary Shares as of the Record Date (the “Quorum”). If within half an hour from the time appointed for holding a meeting, a Quorum is not present, the meeting shall be dissolved and it shall stand adjourned to the same day in the next week (or the business day following such day, if such day is not a business day) at the same time and place; provided that, if at such adjourned meeting a Quorum is not present within half an hour from the time appointed for holding the adjourned meeting, the shareholders then present at such adjourned meeting shall nevertheless constitute a Quorum. Abstentions and broker non-votes, as defined below, are counted in determining if a Quorum is present.

All Ordinary Shares represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions.  Votes that are left blank will be voted as recommended by Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.  We believe that all proposals in this proxy statement are non-routine proposals; therefore, your broker, bank or other agent will not be entitled to vote on any of these proposals at the Meeting without your instructions.

Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.  The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

We will not be able to count a proxy card unless we receive it at our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel, 1200000, or at our transfer agent, Continental Stock Transfer & Trust Company, in the enclosed envelope, by May15, 2014 at 4:00 P.M. Israel time, which is May 15, 2014, at 9:00 A.M. Eastern Standard Time (“Cut-Off Date”).

Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

Our Company’s directors may receive a grant of options to purchase up to 50,000 Ordinary Shares of the Company under the On Track Innovations Ltd. 2001 Share Option Plan (“Option Plan”), as described in Proposal No. 2 below.

PROPOSAL NO. 1 — ELECTION OF AN EXTERNAL DIRECTOR

Companies incorporated under the laws of the State of Israel whose shares have been offered to the public inside or outside of Israel are required under the Companies Law to elect at least two external directors (as described below under “Corporate Governance - External Directors”).  Following the recent resignation of one of our External Directors, we currently have one External Director, Ms. Eileen Segall, and we are required under the Companies Law to convene a shareholders’ meeting to elect an additional External Director.  Accordingly, the Board unanimously recommends electing Mr. William C. Anderson III to serve as a second External Director on the Board.

The names of each member of our Board, including our nominee for External Director discussed above, our executive officers, and their ages as of the Record Date, are as follows:

Name	Age	Position(s) Held
Dimitrios J. Angelis	44	Chairman of the Board of Directors; Chief Executive Officer of OTI America, Inc.
Eileen Segall (1) (2) (3) (4)	35	Director
Charles M. Gillman (2)(4)	43	Director
Dilip Singh (2)	65	Director
Richard K. Coleman Jr. (2)	57	Director
Mark Stolper (2) (3) (4)	42	Director
John A. Knapp Jr. (2) (3)	62	Director
Jerry L. Ivy Jr.	51	Director
William C. Anderson III (1) (2)	43	Director Nominee
Ofer Tziperman	52	Chief Executive Officer
Shay Tomer	35	Chief Financial Officer
Shlomi Eytan	39	Chief Sales and Marketing Officer

(1) External Director

(2) Independent Director

(3) Member of Compensation Committee

(4) Member of Audit Committee

External Director Nominee

William C. Anderson III is the founder of AmpThink LLC, a wireless solutions company focused on building large, complex, wireless networks employing different technologies including low and high frequency RFID, wireless bridging, WiFi, near field communications and Bluetooth. AmpThink has led the delivery of networks for major events, including the last three Super Bowls and other major sports events. Mr. Anderson has been acting as Chief Executive Officer of AmpThink LLC since its incorporation in 2011.

Prior to AmpThink, Mr. Anderson was co-founder of Genesta, a wireless systems integrator specializing in the design and deployment of warehouse automation systems, where Mr. Anderson from 2000 to 2011 acted as Chief Technology Officer. In this position, Mr. Anderson helped create solutions for clients such as Con Edison, Frito-Lay, and Sara Lee. Mr. Anderson holds a degree in Economics and Philosophy from Boston College and a Master’s degree in Management Science from The State University of New York.

                The Board believes that Mr. Anderson’s qualifications to sit on our Board include his years of experience in the high-tech industry and network solutions business, as well as his experience as Chief Technology Officer and Chief Executive Officer of private American companies.

The Company has received a statement from Mr. Anderson, in which he declares that he meets all of the requirements applicable to External Directors, as set forth in the Companies Law. Furthermore, Mr. Anderson meets the requirement of the Companies Law that an External Director who is not an “accounting and financial expert” possess certain “professional qualifications”.

The Company is not aware of any reason why Mr. Anderson, if elected as an External Director, should be unable to serve as such. The Company does not have any understanding or agreement with respect to the future election of Mr. Anderson.

Subject to the approval of Mr. Anderson's election as an External Director, Mr. Anderson will be entitled to the maximum annual and participation fees as provided for in Appendix B and Appendix C, respectively, of the Companies Regulations (Rules Regarding Compensation and Expenses of External Directors)—2000, (“External Directors Compensation and Expenses Regulations”). These regulations provide for a range of “minimum”, “maximum” and “fixed” amounts determined, inter alia, based on Company’s “Grade” according to the capital stated in its audited balance sheet for the preceding year.

Accordingly, and based on the Company’s current “Grade”, grade B, if elected, Mr. Anderson will be entitled to an annual fee of NIS 63,690 per annum (equal to $18,197 based on an exchange rate of NIS 3.50 per 1USD), and a meeting participation fee of NIS 3,330 per in-person meeting (equal to $943based on an exchange rate of NIS 3.50 per 1USD); a meeting participation by telephone of NIS 1,998 per meeting (equal to $571  based on an exchange rate of NIS 3.50 per 1USD) and NIS 1,665 per written resolution (equal to $476 based on an exchange rate of NIS 3.50 per 1USD). In accordance with the External Directors Compensation and Expenses Regulations, award of the maximum annual and participation fees does not require further shareholder approval.

 Furthermore, the Company wishes, in addition to the fixed compensation specified above, and in accordance with the External Directors Compensation and Expenses Regulations, to grant Mr. Anderson and each of the other directors of the Company (including the other External Directors) that are in office immediately following the Meeting, so that all directors shall be entitled to equal compensation for their services as directors, options to purchase up to 50,000 ordinary shares of the Company under the Company’s Option Plan, with an exercise price calculated according to the average closing price of the Company's Ordinary Shares on the NASDAQ Stock Market (“NASDAQ”) during the 30 days prior to the date of grant, which shall vest gradually over a period of three  years starting on the date of the director’s election and vesting in portions of 1/3 of the total number of options granted each year, subject to the terms of the Company's Option Plan as specified in Proposal No. 5 below.

Resolution

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to elect Mr. William C. Anderson III as an External Director on the Board for a three-year term, commencing with his election.”

In connection with your vote, you are asked to indicate on the enclosed proxy card whether you are a controlling shareholder or have a personal interest in the election of the External Director Nominee and the additional resolutions below (excluding a personal interest that is not related to a relationship with a controlling shareholder).

Under the Companies Law, in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the Company, otherwise than by reason of being a director or other office holder of the Company, and you are deemed to have a personal interest if any member of your immediate family or their spouse has a personal interest in the adoption of the proposal.  In addition, you are deemed to have a personal interest if a company, other than On Track Innovations Ltd., that is affiliated with you has a personal interest in the adoption of the proposal.  Such company is a company in which you or a member of your immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the Outstanding Shares.  However, you are not deemed to have a personal interest in the adoption of the proposal if your interest in such proposal arises solely from your ownership of the Company’s shares, or to a matter that is not related to a relationship with a controlling shareholder.

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution, provided either: (i) included in such majority is at least a majority of the shares of shareholders who are non-controlling shareholders and do not have a personal interest in said election (excluding a personal interest that is not related to the relationship with the controlling shareholder), excluding for such purpose any abstentions; or (ii) the total number of shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Abstentions and Broker non-votes will have no effect on the vote on the election of the External Director.

The Board recommends a vote FOR the election of Mr. Anderson as an External Director to the Board for a three-year term, commencing with his election.

PROPOSAL NO. 2 — APPROVAL OF THE GRANT OF OPTIONS TO OUR DIRECTORS

The Company wishes to grant Mr. Anderson and each of the other directors of the Company including the other External Director (in accordance with the External Directors Compensation and Expenses Regulations) that are in office immediately following the Meeting options to purchase up to 50,000 Ordinary Shares of the Company under the Option Plan, with an exercise price calculated according to the average closing price of the Company's Ordinary Shares on NASDAQ during the 30 days prior to the date of grant. These options will vest over three years, commencing December 30, 2013 for all directors other than Mr. Ivy and Mr. Anderson, whose vesting commencement date will be the date of their respective election to the Board, where 1/3 of the options shall vest at the end of each year following the vesting commencement date, provided that at such vesting date, the respective director holds office as a director and further subject to the terms of the Option Plan.

Therefore, it is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve the grant of options to purchase up to 50,000 Ordinary Shares of the Company under the Option Plan to Mr. Anderson and each of the directors of the Company (including External Directors) that are in office immediately following the Meeting, subject to the terms specified above.”

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the shares of shareholders who are non-controlling shareholders and do not have a personal interest in said resolution; or (ii) the total number of shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on the approval of the grant of options to our directors, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the grant of options to our directors, as disclosed in this proxy statement.

PROPOSAL NO. 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS (“SAY-ON-PAY VOTE”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (the “Dodd-Frank Act”), enables our shareholders to vote and approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the Rules of the Securities and Exchange Commission (“SEC”) .

We are asking our shareholders to provide advisory approval of the compensation or our Named Executive Officers, as such compensation is described in Proposal No. 1 above, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement as disclosed pursuant to Item 402 of Regulation S-K. Our compensation program for our Named Executive Officers is designed to reward high performance and innovation, to promote accountability and to ensure that executive interests are aligned with the interests of our shareholders. The following is a summary of the primary components of our named executive officer compensation. We urge our shareholders to review the Compensation of Directors and Executive Officers section of Proposal No. 1 of this proxy statement and related compensation tables for more information.

One component of our compensation program is base compensation or salary. We design base salaries to fall within a competitive range of the companies against which we compete for executive talent. Generally, the base salary established for an individual named executive officer reflects many inputs, including our Chief Executive Officer’s assessment of the named executive officer's performance, the level of responsibility of the named executive officer, and competitive pay levels based on salaries paid to employees with similar roles and responsibilities at our peer group companies.

Another component of our compensation program is cash bonuses. We structure our cash bonus award program to reward Named Executive Officers for our Company's successful performance, and for each individual's contribution to that performance.

A third component of our compensation program is equity awards. We grant stock options to our Named Executive Officers in order to align their interests with the interests of our shareholders by tying the value delivered to our Named Executive Officers to the value of our Ordinary Shares. We also believe that stock option grants to our Named Executive Officers provide them with long-term incentives that will aid in retaining executive talent by providing opportunities to be compensated through the Company's performance and rewarding executives for creating shareholder value over the long-term.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board believes that the information provided above and under Proposal No. 1 in this proxy statement demonstrates that our named executive officer compensation is designed to provide incentives and rewards for both our short-term and long-term performance, and is structured to motivate the Company's Named Executive Officers to meet our strategic objectives, thereby maximizing total return to shareholders.

Therefore, it is proposed that the following resolution be adopted at the Meeting:

"RESOLVED, to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion set forth in this proxy statement."

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the shares of shareholders who are non-controlling shareholders and do not have a personal interest in said resolution; or (ii) the total number of shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on executive compensation, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the compensation of the Company’s Named Executive Officers, as described in the compensation tables and narrative discussion set forth in this proxy statement.

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“FREQUENCY VOTE”)

The Dodd-Frank Act also enables our shareholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our Named Executive Officers. We are seeking an advisory, non-binding determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our Named Executive Officers' compensation. We are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of one year.

• An annual approach provides regular input by shareholders, while allowing shareholders to better judge our compensation programs in relation to our long-term performance. This benefits our institutional and other shareholders, who have historically held on to our Ordinary Shares over the long-term.

• An annual vote will provide our Compensation Committee and our Board sufficient time to thoughtfully evaluate the results of the most recent advisory vote on Named Executive Officers' compensation, discuss the implications of the vote with our shareholders and develop and implement any changes to our Named Executive Officers' compensation that may be appropriate in light of the vote. An annual vote will also allow for these changes to our Named Executive Officers' compensation to be in place long enough for shareholders to see and evaluate the effectiveness of these changes.

• The composition and level of compensation paid to executives in the market evolves over multiple years. An annual approach will allow us to review evolving practices in the market to ensure our compensation programs reflect best practices.

• We have in the past been, and will in the future continue to be, engaged with our shareholders on a number of topics and in a number of forums. Thus, we view the advisory vote on Named Executive Officers' compensation as an additional, but not exclusive, opportunity for our shareholders to communicate with us regarding their views on our Named Executive Officers' compensation.

Based on the above, we request that you indicate your support for annual advisory vote on the compensation of our Named Executive Officers, by voting in favor of the following resolution:

“RESOLVED, to approve, on a non-binding, advisory basis, an annual advisory vote by shareholders on the compensation of our Named Executive Officers as described in this proxy statement.

The frequency vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Shareholders are not being asked to approve or disapprove of the board of directors' recommendation, but rather to indicate their own choice as among the frequency options.

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the shares of shareholders who are non-controlling shareholders and do not have a personal interest in said resolution; or (ii) the total number of shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on the recommendation of frequency, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote for “EVERY ONE YEAR” as the frequency for an advisory vote on executive compensation.

PROPOSAL NO. 5 — VOTE TO APPROVE AN AMENDMENT TO THE OPTION PLAN TO INCREASE
THE ORDINARY SHARES RESERVED AND AVAILABLE FOR ISSUANCE UNDER THE OPTION PLAN
FROM 15,700,000 TO 16,450,000.

The Company is seeking the approval of shareholders to amend the Option Plan to increase Ordinary Shares reserved and available for issuance from 15,700,000 to 16,450,000.  The Board approved such amendment on March 26, 2014.

General Description of the Current Option Plan

The following is a summary of the material provisions of the Option Plan, which is qualified in its entirety by the specific provision of the Option Plan, as amended, the full text of which is set forth in Appendix A to this proxy statement.

Purpose. The purpose of the Option Plan is to afford an incentive to officers, directors, employees and consultants of the Company, or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, or any affiliate, to acquire a proprietary interest in the Company, to continue as employees, directors and consultants, to increase their efforts on behalf of the Company, to promote the success of the Company’s business and to attract new employees, directors or consultants, whose services are considered valuable.

Administration. The Option Plan is administered by our Compensation Committee, which makes recommendations to our Board of Directors regarding the grantees of options and the terms of the grant, including exercise prices, grant dates, vesting schedules, acceleration of vesting and forfeiture. Under the Companies Law the allocation of options is solely within the authority of our Board of Directors. Under the Option Plan, the terms and conditions of options are set forth in individual option agreements with the grantee.

Eligibility. Our employees, directors, consultants and service providers, and those of our subsidiaries and affiliates, are the persons eligible to participate in the Option Plan as recipients of options.

Shares Reserved. Upon establishment of the Option Plan, we initially reserved 75,000 Ordinary Shares for issuance. Since that time, our Board of Directors has approved increases to the number of Ordinary Shares that may be issued pursuant to the Option Plan and, as of March 20, 2014, the aggregate number of options available under the Plan is 15,700,000  of which 519,039 Ordinary Shares are available for grant of options under the Option Plan.  If any outstanding option expires or is canceled or terminated, the shares allocable to the unexercised, canceled or terminated portion of such option shall become available for subsequent grants unless the Option Plan has been terminated.

Term and Exercisability. Usually, unless otherwise determined by the Compensation Committee and the Board, the options granted vest gradually over a period of between three to four years starting on the date of the grant and vesting in portions of 1/3-1/4 respectively of the total number of options granted each year. The options granted expire after a five year period and no grantee is entitled to exercise his or her options following the end of said five years period from the date of the grant.

Termination and Amendment. Under the Option Plan, if the employment or services of a grantee is terminated for cause, all of his or her options expire immediately.  A grantee whose employment or services is terminated without cause may exercise within three months of termination his or her options that are vested at the time of termination. If the termination is due to the death or disability of the grantee, the options may be exercised within 18 months of the date of termination in the case of death and 12 months in the case of disability.

The Board may at any time amend, alter, suspend or terminate the Option Plan. However, no amendment, alteration, suspension or termination of the Option Plan shall impair the rights of any grantee, unless otherwise is mutually agreed in writing between the grantee and the Compensation Committee.  Additionally, under NASDAQ rules, amendments that materially change the Option Plan are subject to approval by our shareholders.  The current termination date of the Option Plan is February 28, 2016.

Purchase Price. The purchase price of the options granted under the Option Plan or any portion thereof is determined by the Compensation Committee, subject to the applicable law and any guidelines as may be determined by the Board from time to time.

Assignability and Sale. Unless otherwise provided in the Option Plan and/or in any appendix thereof, no option, whether fully paid or not, shall be assignable, transferable, given as a gift, pledged or any right with respect to them given to any third party whatsoever, and during the lifetime of the grantee each and all of such grantee's rights to purchase Company’s shares are exercisable only by the grantee. Any such action made directly or indirectly, for an immediate validation or for a future one, is void, and any purported assignment, transfer or pledge of an option in contradiction to the provisions of the Option Plan will cause the option to immediately expire.

Adjustments.  In the event of a transaction in which all or substantially all of the Company’s shares are to be exchanged for securities of another company, the shares underlying any grantee’s unexercised options shall be substituted with securities of the successor company, unless otherwise provided in the grantee’s option agreement.

Acceleration.  Notwithstanding anything to the contrary in the Option Plan, the grantee is entitled to full acceleration of unvested options upon the grantee’s termination from the Company if such termination is due to certain Transactions, which are defined in the Option Plan and which include consolidation, merger, and the sale of substantially all of the Company’s assets, if such termination occurs in circumstances related to the Transaction, as further determined by the Compensation Committee.

Tax Matters.  In accordance with the terms and conditions imposed by Section 102 of the Israel Income Tax Ordinance, (“Ordinance”), grantees subject to taxation by the State of Israel that receive options under the Option Plan (excluding grantees who previously received options that were incorporated upon the commencement of Amendment No. 132 of the Income Tax ordinance, or the Tax Reform, that was approved on July 24, 2002 and became effective on January 1, 2003, and those who are not employees or office holders and those who are our controlling shareholders) are afforded certain tax benefits. We elected the benefits available under the “capital gains” alternative. There are various conditions that must be met in order to qualify for these benefits, including registration of the options in the name of a trustee, or the Trustee, for each of the Israeli employees who is granted options. Each such option, and any Ordinary Shares acquired upon the exercise of such option, must be held by the Trustee for a period commencing on the date of grant and ending no earlier than 24 months as of the end of the date in which the option was granted and deposited in trust with the Trustee or as of the end of such tax year (based on the time of grant). In the capital gains alternative a company may not recognize expenses pertaining to the options for tax purposes. We also granted our Israeli employees options pursuant to Section 102(c) of the Ordinance that are not held in trust by a trustee, which while enabling the immediate exercising and selling of options granted under the Option Plan, will be subject to the marginal tax rate up to 50% plus payments to the National Insurance Institute and health tax on the date of the sale of the shares or options. As of January 1, 2003, Section 3(i) of the Ordinance was partially replaced by Section 102(c) and no longer applies to allocations of options to Israeli employees (including directors and office holders). Section 3(i) still applies and imposes taxes on individuals and entities subject to taxation in Israel who are not employees (such as consultants and service providers) and to employees who are considered “controlling shareholders.”

Tax consequences arising from the grant or exercise of any option, from the payment of shares underlying such option or from any other event or act under the Option Plan, are borne by the grantee of the option.  The Company and/or its subsidiaries or any other person required by applicable law shall withhold tax as required by applicable law.  Grantees shall indemnify the Company and/or its subsidiaries against liability for any such tax.

Reasons for Adoption of the Option Plan Amendment

As of March 20, 2014, the Company had only 519,039 Ordinary Shares available to grant under the Option Plan.  The Board of Directors believes that granting stock options to our employees, directors and consultants, and those of our subsidiaries and affiliates, is an effective means to promote the future growth and development of the Company.  If the amendment to the Option Plan is not approved, we would be limited in our ability to grant additional options under the Option Plan which could adversely affect our ability to attract and retain qualified personnel.  The potential benefit to be received from an Option Plan option is dependent on increases in the market price of the Ordinary Share. The ultimate dollar value of the Option Plan options that have been or may be granted under the Option Plan is not currently ascertainable.

Therefore, it is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve an amendment to the Option Plan to increase the Ordinary Shares reserved and available for issuance under the Option Plan from 15,700,000 to 16,450,000”

Awards under the Option Plan

If the amendment to the Option Plan is approved, the number of options that will be received by or allocated to the Company’s employees, directors, consultants and service providers, and those of our subsidiaries and affiliates, or that would have been received by or allocated to them had the amendment been effective during the last fiscal year, is not determinable at this time. For information regarding option awards previously made to our named executive officers under the Option Plan, see the section entitled “Outstanding Equity Awards at Fiscal Year End” below. For information regarding option awards which the Company intends to make to its non-executive directors, see Proposal No. 2 above.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table reflects certain information about our equity compensation plans as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by security holders	-	-	-
Equity compensation plan not approved by security holders	1,789,616	$1.65	2,308,655
Total	1,789,616	$1.65	2,308,655

Under the Option Plan, as of March 20, 2014, 13,547,900 options had been exercised and 1,633,061 options are outstanding including 795,894 exercisable.  Of the options that are outstanding, as of March 20, 2014, 501,666 options are held by our directors and officers, and have a weighted average exercise price of $2.15.

Required Vote

 The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on the recommendation of frequency, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the amendment to the Option Plan as disclosed in this proxy statement.

CURRENT DIRECTORS

Dimitrios J. Angelis was appointed as a director of the Company on December 30, 2012 to hold office until the first general meeting of the shareholders of the Company to be held following the termination of a 36 month-period that commenced as of December 30, 2012. On April 26, 2013, Mr. Angelis was appointed by the Company’s Board as the Chairman of the Board of Directors instead of former Chairman Mr. Oded Bashan. On December 6, 2013, in addition to his position as Chairman of the Company’s Board, Mr. Angelis was appointed at the general shareholders meeting according to the Companies Law as the Chief Executive Officer of OTI America, Inc. Since 2012 until immediately prior to his appointment as Chief Executive Officer of OTI America, Inc., Mr. Angelis was the General Counsel of Wockhardt Inc., a biologics and pharmaceutical company (generics). From 2008 to 2012, Mr. Angelis was a senior counsel in Dr. Reddy’s Laboratories, Ltd., a publicly traded pharmaceutical company, and during 2008 he was the Chief Legal Officer and Corporate Secretary of Osteotech, Inc., a publicly traded medical device company with responsibility for managing the patent portfolio (approximately 42 patents). Prior to that, Mr. Angelis worked in the pharmaceutical industry in various corporate, strategic and legal roles. In addition, he has worked for McKinsey & Company, Merrill Lynch, and the Japanese government. He began his legal career as a transactional associate with the law firm Mayer Brown. Mr. Angelis holds a B.A. in Philosophy and English from Boston College, an M.A. in Behavioral Science from California State University and a Juris Doctor from New York University School of Law.

The Company believes Mr. Angelis’s experience – over a decade as an accomplished attorney, negotiator, and general counsel to public as well as private companies – brings a wealth of strategic, legal and business acumen to the Board, and his qualifications make him suitable to serve as a director and Chairman of the Company.

Eileen Segall was appointed as an External Director under the Companies Law on December 30, 2012 to hold office for a three-year term that commenced on December 30, 2012 and thereafter was appointed as Chair of the Company’s Audit and Compensation Committees. Ms. Segall is the Founder and General Partner of Tildenrow Partners, LP, a private investment partnership, and sole managing member of Tildenrow Advisors, LLC, New York, New York, an investment advisory firm (2006 to present). Ms. Segall is a value investor with fourteen years of professional experience analyzing companies from a financial and corporate strategic perspective.  Previously, from 2003 to 2006, Ms. Segall was an assistant Portfolio Manager and Director of Research at Nicusa Capital Partners, LP.  Prior to portfolio management, from 2000 to 2002, Ms. Segall covered publicly traded equities in the telecommunications equipment industry as an equity Research Associate at Robertson Stephens, Inc. investment bank. Ms. Segall holds a B.S. in Materials Science and Engineering from the Massachusetts Institute of Technology.

The Company believes Ms. Segall’s professional experience analyzing companies from a financial and corporate strategic perspective, as well as her knowledge and familiarity with corporate finance and accounting, makes her suitable to serve as an external director of the Company.

Charles M. Gillman was appointed as a director on December 30, 2012 to hold office until the first general meeting of the shareholders of the Company to be held following the termination of a 36-month period commencing as of December 30, 2012. In June 2001, Mr. Gillman was employed by Nadel and Gussman, LLC (“NG”) to serve as portfolio manager of certain investment portfolios of NG and its related family interests. NG is a management company located in Tulsa, Oklahoma that employs personnel for business entities related to family members of Herbert Gussman. In June 2002, Mr. Gillman founded Value Fund Advisors, LLC (“VFA”) to serve as investment advisor to certain NG family related assets. VFA discontinued its role as investment advisor to these assets in December 2008. In December 2008, Mr. Gillman entered into an employment agreement with NG to provide portfolio management services to NG. Pursuant to this employment agreement, Mr. Gillman serves as Portfolio Manager of certain NG and family assets. Mr. Gillman began his career as a strategic management consultant for McKinsey & Company, New York, where he worked to develop strategic plans for business units of companies located both inside the United States and abroad. Thereafter and prior to joining NG, Mr. Gillman held a number of positions in the investment industry and developed an expertise in the analysis of companies going through changes in their capital allocation strategy. In addition, Mr. Gillman currently serves on the boards of directors of Digirad Corporation.   He also serves on the Board of the Penn Club of New York, the private charitable gaming company Littlefield Corp, and the private medication management company CompuMed, Inc. Mr. Gillman previously served as a director of InfuSystem Holdings, Inc., MRV Communciations, Inc., and Aetrium, Inc. Mr. Gillman holds a B.S., summa cum laude, from the Wharton School of the University of Pennsylvania.

The Company believes that Mr. Gilman’s years of experience analyzing companies and familiarity with corporate finance, as well as his experience serving as a director of diverse companies, makes him suitable to serve as a director of the Company.

Dilip Singh was appointed as a director on December 30, 2012 to hold office until the first general meeting of the shareholders of the Company to be held following the termination of a 36-month period that commenced as of December 30, 2012. Mr. Singh has served as the General Partner of Value Generation Capital Fund LP since December 2013 and has also served as a director of Concurrent Computer Corporation, Inc., a provider of high-performance, real-time computer systems and software solutions, since July 2012. From April 2012 to April 2013, Mr. Singh served as the interim Chief Executive Officer, President and as a director of InfuSystem Holdings Inc., a provider of ambulatory infusion pumps and associated clinical services.  Prior to joining InfuSystem, Mr. Singh served as the Chief Executive Officer of MRV Communications, Inc. (“MRV”), a provider of optical communications network infrastructure equipment and network management products, as well as network integration and managed services, from July 2010 to December 2011 and as a director of MRV from October 2010 to December 2011.  From December 2008 to May 2009, Mr. Singh served as the Chief Executive Officer of Telia-Sonera Spice Nepal, a large Asian mobile operator.  From October 2004 to November 2008, Mr. Singh served as the Chief Executive Officer and President of Telenity, Inc., a convergence applications, service delivery platform and value added services software company.   Mr. Singh earned a Master’s of Science in Physics from the University of Jodhpur and a Masters of Technology in Electronics & Communications Electrical Engineering from the Indian Institute of Technology.  Mr. Singh has over 40 years of operational executive management and board experience with global Fortune 500 telecom carriers and network equipment providers and healthcare services companies, as well as entrepreneurial experience with start-ups and early stage software and solution companies and a venture capital firm.

The Company believes Mr. Singh’s vast operational executive management and board experience with global companies makes him suitable to serve as a director of the Company.

Richard K. Coleman, Jr. was appointed as a director on December 30, 2012 to hold office until the first general meeting of the shareholders of the Company to be held following the termination of a 36-month period that commenced as of December 30, 2012. Mr. Coleman brings to the Board almost 40 years of executive leadership and operations experience in the high-tech sector. Mr. Coleman is the founder and President of Rocky Mountain Venture Services.  Since 1998, his company has helped technology companies plan and launch new business ventures and restructuring initiatives.  As a private investor and advisor, Mr. Coleman helps companies develop and execute strategic changes, often serving as an interim executive and/or board member.  Mr. Coleman is currently the President and Chief Executive Officer of Crossroads Systems, Inc., a global provider of data archive solutions, a position he has held since November 2013.  He has also served on the Board of Directors of Crossroads since April 2013. Previously, he served as the interim President and Chief Executive Officer Crossroads from May 2013 until November 2013.  Mr. Coleman has served on the Board of Directors of NTS, Inc., a broadband services and telecommunications company, since December 2012, where he serves as Chairman of the Strategy Advisory Committee and as a member of the Special Committee.  Mr. Coleman has also been a director of Aetrium Incorporated, a manufacturer of a variety of electromechanical equipment used in the handling and testing of semiconductor devices, since January 2013 and is currently a member of its Audit and Compensation Committees as well as Chairman of the Nominating and Corporate Governance Committee. Previously, Mr. Coleman served in a variety of senior operational roles including Chief Executive Officer of Vroom Technologies Inc. (1999-2000), a Customer Relationship Management software company, Chief Operating Officer of MetroNet Communications (1997-1998), a Canadian telecom start-up, and President of US West Long Distance (1995-2000).  Mr. Coleman also previously held significant officer level positions with Frontier Communications and Centex Telemanagement.  From 1983 to 1992, Mr. Coleman held multiple positions with Sprint Corporation, culminating in his appointment to lead the company’s Technology Management Division.  Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. He has served as an Adjunct Professor for Regis University’s Graduate Management program and is a guest lecturer for Denver University, focusing on leadership and ethics.  Mr. Coleman holds a B.S. Degree from the United States Air Force Academy, an M.B.A. from Golden Gate University, and is a graduate of the United States Air Force Communications Systems Officer School.

The Company believes that Mr. Coleman’s long years of executive leadership and operations experience in the high-tech sector, as well as his experience serving as a director in diverse companies, makes him suitable to serve as a director of the Company.

Mark Stolper was appointed as a director on December 30, 2012 to hold office until the first general meeting of the shareholders of the Company to be held following the termination of a 36-month period that commenced as of December 30, 2012. Since 2004, Mr. Stolper has served as the Executive Vice President and Chief Financial Officer of RadNet, Inc., the largest owner and operator of freestanding medical diagnostic imaging centers in the United States.  At RadNet, Mr. Stolper is responsible for all accounting, finance, reimbursement operations, investor relations, treasury and related financial functions.  Prior to joining RadNet, Mr. Stolper had diverse experiences in investment banking, private equity, venture capital investing and operations.  Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc. (“Dillon Read”), executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read.  After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies.  Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak's Entertainment Imaging subsidiary ($1.5 billion in sales).  Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions.  Mr. Stolper graduated magna cum laude with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School.  Mr. Stolper also has a postgraduate Award in Accounting from the University of California, Los Angeles.

The Company believes Mr. Stolper’s professional and corporate experience, as well as his knowledge and familiarity with corporate finance and accounting as an experienced chief financial officer in a NASDAQ company, makes him suitable to serve as a director of the Company.

John A. Knapp Jr. was appointed as a director on December 30, 2012 to hold office until the first general meeting of the shareholders of the Company to be held following the termination of a 36-month period that commenced as of December 30, 2012. Mr. Knapp has been the President and principal shareholder of Andover Group, Inc. since 1978.  Andover’s two main business lines are real estate development and investment management.  In October 2005, Mr. Knapp became Chief Executive Officer of ICO, Inc. and served in that capacity, as well as a director, until April 2010, when ICO was acquired by A. Schulman, Inc. for a significant premium.  During Mr. Knapp's tenure as Chief Executive Officer of ICO, the firm grew annual revenues from $250 million to over $400 million and the stock price rose from approximately $2.50 per share to over $8 per share. Mr. Knapp, through Andover Group, Inc., was a partner in San Juan Partners, LLC, which in 1998 acquired Burlington Resources Coal Seam Royalty Trust for $100 million, the assets of which were subsequently sold at a significant premium.  Mr. Knapp is a CFA and serves as a partner of CCM Opportunistic Partners, an investment fund that invests with emerging managers.  Mr. Knapp has served as a trustee of Annunciation Orthodox School in Houston, and is currently a trustee of the Armand Bayou Nature Center.  Mr. Knapp is an honors graduate of Williams College.

The Company believes that Mr. Knapp’s corporate and business strategy experience makes him suitable to serve as a director of the Company.

Jerry L. Ivy Jr. was appointed as a director on December 6, 2013 to hold office until the first general meeting of the shareholders of the Company to be held following the termination of a 36-month period commencing as of December 6, 2013. Mr. Ivy brings 30 years of experience as a business owner, private investor, and entrepreneur.  Mr. Ivy has been active in diverse industries ranging from the manufacture and nationwide distribution of such personal items as cosmetics and beauty products to such commercial items as restaurant equipment and chemicals. Mr. Ivy has also actively traded commercial, agricultural, and residential real estate throughout the western United States over the past three decades. Mr. Ivy has made significant investments in the software and technology industry, and is currently the single largest individual shareholder of the Company’s stock.  Mr. Ivy has taken similarly large stakes in other small cap companies.

The Company believes Mr. Ivy’s executive management, investing and entrepreneur experience, as well as his knowledge and familiarity with corporate finance makes him suitable to serve as a director of the Company.

EXECUTIVE OFFICERS

The following is information with respect to Company’s executive officers who are not directors.

Ofer Tziperman has served as the Company’s Chief Executive Officer and as the Chief Executive Officer of PARX Ltd. (“PARX”) and Easy Park Ltd. (“Easy Park”) since March 7, 2013. Mr. Tziperman brings over 20 years of managerial experience in the international high-tech industry. Mr. Tziperman originally joined the Company in 1995, where for nearly five years as VP Marketing and Sales he played a major role in turning the Company into an international organization with subsidiaries and distributors around the world. Mr. Tziperman was heavily involved in the Company's initial public offering in 1999 in Germany. Mr. Tziperman left the Company in 2000 to co-found LocatioNet Systems Ltd., where he served as its Chief Executive Officer and President.  In this capacity he led LocatioNet Systems to become one of the pioneering technology providers in the Location-based Services market. During this period, Mr. Tziperman gained practical experience in monetizing the LocatioNet patents. Mr. Tziperman is a former attorney and practiced commercial and business law.  In 2001, the World Economic Forum honored Mr. Tziperman as a 'Technology Pioneer'. In 2011, Mr. Tziperman re-joined the Company to lead its global parking business as the President of PARX until October 1, 2013. Mr. Tziperman is a co-inventor on four new patent applications in the field of car parking. Mr. Tziperman holds an LLB degree from the Faculty of Law at Tel Aviv University and is a graduate of the Israeli Navy's Naval Officers Academy.

Shay Tomer has served as the Company’s Chief Financial Officer since June 1, 2013.  Mr. Tomer is a Certified Public Accountant in Israel. Mr. Tomer joined the Company in 2007, first as a controller at its headquarters in Israel and since 2008 as deputy Chief Financial Officer. Among his responsibilities are the consolidation of global quarterly and annual reports, budget planning for each subsidiary, implementation of Sarbanes-Oxley compliance and managing the Company’s cash flow.  Prior to joining the Company, Mr. Tomer was from 2004 to 2007 in Ernst & Young’s audit department and was a lecturer and instructor in accounting at the Open University of Israel. Mr. Tomer holds a B.A. in Accounting and Economics from the University of Haifa.

Shlomi Eytan has served as the Company’s Chief Sales and Marketing Officer since August 1, 2013. Mr. Eytan has more than 15 years of experience managing global sales and marketing organizations in high tech companies. Prior to joining the Company and between the years of 2004-2013, Mr. Eytan acted in several key roles working for NICE Systems, a publically-traded multi-million dollar software company. In his last position at NICE, Mr. Eytan was a vice president of sales, focused on the Middle East and Africa, as well as Eastern Europe markets, and was instrumental in exceeding sales goals for these regions while shifting the focus from sales of infrastructure to advanced solution selling. Mr. Eytan holds a Master of Business Administration, with an emphasis in Information Systems, and a Bachelor of Business Administration in Management Information Systems from the College of Management School in Israel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of voting securities of (1) each member of the Board including our nominee for External Director discussed above, (2) each of our executive officers named in the Summary Compensation Table below (the “Named Executive Officers”) (3) all of our directors and executive officers as a group, and (4) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities relying solely upon the amounts and percentages disclosed in their public filings.

All information with respect to the ownership of any of the below shareholders has been furnished by such shareholder and, unless otherwise indicated below, we believe that persons named in the table have sole voting and sole investment power with respect to all of the shares shown as owned, subject to community property laws, where applicable. The shares owned by the directors and executive officers include the shares owned by their family members to which such directors and executive officers disclaim beneficial ownership, as provided for below.

As of March 31, 2014, we had 33,140,867 Ordinary Shares outstanding.

Name of beneficial owner	Address of beneficial owner	Position	Number of Shares Beneficially Owned (*)	% of Class of Shares
Dimitrios J. Angelis (1)	15 Joanna Way, Chatan N.J. 07928, US	Director and Officer	616,378	1.9%
Jerry L. Ivy, Jr. (2)	1003 Lake St. S #301 Kirkland WA 98035, US	Director	3,063,916	9.3%
Charles M. Gillman (3)	1223 Wilshire Blvd #648, Santa Monica, CA 90403, US	Director	516,300	1.6%
William C. Anderson III	6209 Shadcliff Drive, Dallas, Texas 75240, US	Director	-	-
Dilip Singh (4)	333 NE 21st Ave, Unit 1110 Deerfield Beach, FL. 33441, US	Director	300,000	**
John A. Knapp Jr.	1177 West Loop South, Suite 1310, Houston Texas 77027, US	Director	100,700	**
Eileen Segall	120 East 34th Street Suite 6h, New York, NY 10016, US	Director	-	-
Richard K. Coleman Jr.	43 Glenmoor Drive Cherry Hills Village Colorado 80113, US	Director	-	-
Mark Stolper	1510 Cotner Ave. Los Angeles, CA 91356, US	Director	-	-
Ofer Tziperman (5)	2 Leshem St., P.O. Box 204, Shimsheet, Israel, 17906	Officer	55,555	**
Shay Tomer (6)	61 Ha'Erez St. Ramat Yishay, Israel, 3009500	Officer	5,000	**
Shlomi Eytan	26 Avnei Chen, Tel Mond, Israel, 4061630	Officer	-	-

All executive officers and directors as a group (12 persons)			4,657,849	14%
5% Shareholders
C. Silk & Sons, Inc. (7)	24 Hearthstone Drive Medfield MA. 02052, US	Shareholder	2,636,537	8.0%
Jack Silver (8)	80 Columbus Circle PH76A, New York, NY 10023, US	Shareholder	1,868,550	5.6%

(*)
If a shareholder has the right to acquire shares by exercising options currently exercisable or exercisable within 60 days of the date of this table, these shares are deemed outstanding for the purpose of computing the percentage owned by the specific shareholder (that is, they are included in both the numerator and the denominator), but they are disregarded for the purpose of computing the percentage owned by any other shareholder.

(**)	Less than 1%

(1)
Includes 35,500 Ordinary Shares held by Mr. Angelis, and 580,878 Ordinary Shares as to which Mr. Angelis has voting rights in his capacity as Chairman of the Board, pursuant to irrevocable proxies previously granted to the Chairman of the Board of the Company. Does not include options held by Mr. Angelis to purchase 150,000 Ordinary Shares, which are not currently exercisable or exercisable within 60 days of the date of this table.

(2)	Includes 2,641,116 Ordinary Shares held by Mr. Ivy and 422,800 Ordinary Shares held in an account with Marlene A. Ivy as joint tenants with rights of survivorship.
(3)
Includes 498,300 Ordinary Shares purchased by Boston Avenue Capital LLC and Williams Trading LLC  at a time when Mr. Gillman was a portfolio manager for Boston Avenue Capital, LLC, to whom Mr. Gillman makes, from time to time, non-binding investment recommendations).

(4)
Includes 300,000 Ordinary Shares held by Value Generation Capital Fund, LP. The general partner of Value Generation Capital Fund, LP is Value Generation Capital, LLC. Mr. Singh is the managing member of Value Generation Capital, LLC, and may be deemed to have voting and dispositive power with respect to the shares held by Value Generation Capital Fund, LP.

(5)	Consists of options held by Mr. Tziperman to purchase 55,555 Ordinary Shares currently exercisable or exercisable within 60 days of the date of this table.
(6)	Consists of options held by Mr. Tomer to purchase 5,000 Ordinary Shares currently exercisable or exercisable within 60 days of the date of this table.
(7)
Information is based solely on Amendment No. 1 of Schedule 13G/A filed with the SEC on February 14, 2014. C. Silk & Sons, Inc. beneficially owns 2,636,537 ordinary shares, and has the sole voting and dispositive power with respect thereof.

(8)
Information is based solely on Amendment No. 3 of Schedule 13G/A filed with the SEC on February 12, 2014. Mr. Silver beneficially owns 1,868,550 ordinary shares, and has the sole voting and dispositive power with respect thereof.

The table above does not contain information regarding Mr. Ohad Bashan, former President, and Ms. Tanir Horn-Wekselman, former Chief Financial Officer, who, to the best of Company’s knowledge do not have options of the Company, and the Company does not  have the information with respect to their holdings (if any).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As of January 1, 2014, Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of our ordinary shares, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. However, during the fiscal year 2013 our directors, officers and persons who own more than 10% of our ordinary shares were not required to comply with the reporting requirements of Section 16(a) because the Company was exempt from these requirements by virtue of being a “foreign private issuer”.

CORPORATE GOVERNANCE

Independent Directors

Out of the eight directors on our Board, six are independent directors as defined in SEC and NASDAQ Rules.  Our independent directors are Dilip Singh, Richard K. Coleman, Jr., Mark Stolper, John Knapp, Eileen Segall and Charles Gillman.  Based on information provided to the Company, the Board has determined that Mr. Anderson, director nominee, is independent as defined by SEC  and NASDAQ Rules.

Financial Expertise

Our Board is required to determine how many of our non-External Directors should be required to have financial and accounting expertise. In determining such number, the Board must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our Board has determined that at least one director (excluding External Directors) should be required to have financial and accounting expertise. Each member of the Audit Committee of our Board has financial and accounting expertise as defined under Israeli law.

Board Leadership Structure

Mr. Tziperman is our Chief Executive Officer, and Mr. Angelis is Chairman of our Board. In addition to his role as Chairman, Mr. Angelis serves as Chief Executive Officer of OTI America, Inc., (“OTI America”), our U.S. subsidiary.  As Chief Executive Officer of OTI, Mr. Angelis reports to the Company’s Board. In light of his experience for over a decade as an accomplished attorney, negotiator, and general counsel to public as well as private companies, we believe that the Company and its shareholders will benefit from Mr. Angelis' capabilities and expertise as a full-time officer of the Company who will be able to work closely with consulting and legal teams to execute the company’s long-term intellectual property assertions and monetization plan.

None of our independent directors serves as the lead independent director. We believe that this leadership structure is appropriate to our Company given the current size and operations of the Company. Our Board’s role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and deliberations.

Risk Oversight

The Board's role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer, whose performance is assessed by the Board, and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

The Board, including the Audit Committee and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible, among other things, for overseeing the management of financial and accounting risks, risks related to the Company’s compliance with legal and regulatory requirements, risks in regards to the independent auditor’s performance of its internal audit function, evaluation of any inadequacies in the business management of the Company and risks in related-party transactions. The Compensation Committee is responsible, among other things, for overseeing the management of risks relating to executive and employees compensation plans, incentive awards and other beneficial arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Chief Executive Officer and the Chief Financial Officer, who, together with management representatives of the relevant functional areas review and assess the operations of the Company as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

External Directors

Under the Companies Law, companies incorporated under the laws of the State of Israel with shares listed on an exchange must appoint at least two External Directors. On March 21, 2014, External Director Mr. Jeffrey E. Eberwein resigned from the Board of Directors and the Company remained with one External Director. Following Mr. Eberwein’s resignation, to regain compliance we are required under the Companies Law to convene a shareholders’ meeting within 90 days of the External Director’s resignation to elect an additional External Director. Accordingly, the Board recommends electing the nominee director proposed in Proposal No. 1 above to serve as a second External Director on the Board.

Qualifications

The Companies Law provides that a person may not be appointed as an External Director if the person is a relative of the controlling shareholder of the company or if the person (or any of the person's relatives, partners, employers or anyone to whom the person is directly or indirectly subjected to or any entity under the person's control) has or had during the two years preceding the date of appointment any affiliation with the company, its controlling shareholder, any of the controlling shareholder's relatives, any other entity under the control of the company or the company's controlling shareholder, and, where there is no controlling shareholder and no shareholder holding 25% or more of the voting power of the company, any affiliation to the chairman of the board of directors of the company, the company's chief executive officer, any beneficial owner of 5% or more of the issued shares or the voting power of the company or the most senior executive officer of the company in the finance field.

The term affiliation includes:

•           an employment relationship;

•           a business or professional relationship maintained on a regular basis;

•           control; and

•           service as an office holder, excluding service as a director in a private company prior to the first offering of its shares to the public, if such director was appointed as a director of the private company in order to serve as an External Director following the public offering.

"Office holder" is defined in the Companies Law as a chief executive officer, chief business manager, deputy general manager, vice general manager, any person who holds such position in the company, even if such person holds a different title, any director and other manager or officer who reports directly to the chief executive officer.

No person can serve as an External Director if his or her position or other business interests create, or may create, a conflict of interest with his or her responsibilities as an External Director or may otherwise interfere with his or her ability to serve as an External Director. No person can serve as an External Director if the person (or any of the person's relatives, partners, employers, anyone to whom the person is directly or indirectly subjected to or any entity under the person's control) has business or professional relations with anyone the affiliation with whom is prohibited by the Companies Law, even if those affiliations are not of an ongoing nature, excluding negligible affiliations. External Directors are required to possess professional qualifications as set out in regulations promulgated under the Companies Law.

If at the time an External Director is appointed, all current members of the Board, who are not controlling shareholders or family members thereof, are of the same gender, then that External Director must be of the other gender. Regulations promulgated under the Companies Law provide that the requirement of Israeli residency does not apply to the External Directors of companies whose shares are listed for trading outside of Israel.

Based on information provided to the Company, William C. Anderson III, director nominee, qualifies as an External Director under the Companies Law. Neither he nor the current External Directors has any relationship with us besides serving on our Board.

Committee Membership

Each committee of our Board must include at least one External Director and the Audit Committee and Compensation Committee must include all of the External Directors.  Ms. Segall is currently the External Director member of our Audit Committee and Compensation Committee, and nominee director Mr. Anderson is expected to join as an additional External Director member of the Audit Committee and Compensation Committee, subject to his election by the general meeting of shareholders. Ms. Segall serves as Chairman of both committees.

Election, Term and Compensation

External Directors are elected by a majority vote at a shareholders’ meeting at which either the majority of shares voted at the meeting, including at least a majority of the shares held by non-controlling shareholders disinterested with respect to the interests of controlling shareholders voted at the meeting, vote in favor of the election of the External Director, or the total number of shares held by non-controlling shareholders disinterested with respect to the interests of controlling shareholders voted against the election of the External Director does not exceed two percent of the aggregate voting rights in the company.

The initial term of an External Director is three years commencing from the date of his or her election and under regulations that apply to Israeli companies whose shares that have been offered to the public outside of Israel or traded on a stock exchange outside of Israel, may be extended for consecutive additional three year periods (unlike other public companies, in which only two additional three year periods are allowed).  External Directors may only be removed by the same percentage of shareholders as is required for their election, or by a court, and then only if the External Directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to the company.  If an External Directorship becomes vacant, our Board is required under the Companies Law to call a shareholders’ meeting promptly to appoint a new External Director.

An External Director is entitled to compensation as provided in regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with services provided as an External Director.

Alternate Directors

Under our current articles of association as amended and restated on December 6, 2013, each of our directors may appoint, with the agreement of the Board and subject to the provisions of the Israeli Companies Law, by written notice to us, any person to serve as an alternate director.  Under the Companies Law, neither a current serving director, nor a currently-serving alternate director or any person not eligible under the Companies Law to be appointed as a director, may be appointed as an alternate director.  An alternate director has all the rights and duties of the director appointing him, unless the appointment of the alternate provides otherwise, and the right to remuneration. The alternate director may not act at any meeting at which the appointing director is present.  Unless the time period or scope of the appointment is limited by the appointing director, the appointment is effective for all purposes, but expires upon the expiration of the appointing director’s term.  Currently, none of our directors has appointed any alternate directors.

Directors’ Service Contracts

Other than directors that serve as officers of the Company or any of its subsidiaries, none of our directors have any services contracts either with us, or with any of our subsidiaries, which provide for benefits upon termination of employment or service.

Board Meetings and Committees

During 2013, the Board held 15 meetings. A majority of the directors attended all of the meetings of the Board and the committees on which they served. Each of the directors is encouraged to attend the annual shareholder’s meeting. Four of the nine directors currently serving on the Board attended the 2013 annual shareholder’s meeting. Former director Mr. Jeffrey E. Eberwein attended fewer than 75 percent of the total number of meetings held by the committees of the Board on which he served. Our Board has established an Audit Committee and a Compensation Committee.

Audit Committee

The current members of our Audit Committee are Eileen Segall, Mark Stolper and Charles M. Gillman. Eileen Segall serves as the Chairman of the Audit Committee. Our Board has determined that all of the above are independent Audit Committee members within the meaning of NASDAQ and SEC Rules. Our Board has also determined that Mark Stolper is an “Audit Committee Financial Expert” within the meaning of the SEC Rules and that he has the requisite experience under the NASDAQ Rules.

Our Audit Committee operates under a written charter that is posted on our website at http://investors.otiglobal.com/phoenix.zhtml?c=144733&p=irol-govHighlights.

Our Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

 Under the Companies Law and the NASDAQ Rules, our Audit Committee is responsible for (i) determining whether there are deficiencies in the business management practices of our company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the Board to improve such practices, (ii) determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest) and whether such transaction should be deemed as material or extraordinary, (iii) where the Board approves the working plan of the internal auditor, to examine such working plan before its submission to the Board and propose amendments thereto, (iv) examining our internal controls and internal auditor's performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities, (v) examining the scope of our auditor's work and compensation and submitting a recommendation with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor, and (vi) establishing procedures for the handling of employees' complaints as to the management of our business and the protection to be provided to such employees. In compliance with regulations promulgated under the Companies Law, our Audit Committee also approves our financial statements, thereby fulfilling the requirement that a board committee provide such approval.

Our Audit Committee held seven meetings during the fiscal year ended December 31, 2013.

Compensation Committee

The current members of our Compensation Committee are Eileen Segall, Mark Stolper and John Knapp. Eileen Segall is the Compensation Committee’s Chairman. Our Board has determined that all Compensation Committee members are independent within the meaning of the NASDAQ and SEC Rules.

The Compensation Committee operates under a charter that is posted on our website at http://investors.otiglobal.com/phoenix.zhtml?c=144733&p=irol-govHighlights.

Our Compensation Committee held nine meetings during the fiscal year ended December 31, 2013.

Under the Companies Law and the NASDAQ Rules, our Compensation Committee is responsible for (i) proposing office holder compensation policies to the Board, (ii) proposing necessary revisions to any compensation policy and examining its implementation, (iii) determining whether to approve transactions with respect to compensation of office holders, and (iv) determining, in accordance with office holder compensation policies, whether to exempt an engagement with an unaffiliated nominee for the position of chief executive officer from requiring shareholders’ approval.

Under the Compensation Committee Charter the Compensation Committee may form and delegate authority to subcommittees as it deems appropriate, to the extent permitted under the Companies Law.

Subject to the provisions of the Companies Law, compensation of executive officers is generally determined and approved by our Compensation Committee and our Board of Directors. Shareholder approval is required when (i) approval by our Board of Directors and our Compensation Committee is not consistent with our Executive Officers Compensation Policy which was adopted following approval by the general meeting of shareholders on December 6, 2013, or (ii) compensation required to be approved is that of our chief executive officer who is also the controlling shareholder of our company or an affiliate thereof or who is also a director.   In special circumstances, our Compensation Committee and Board may approve the compensation of an executive officer (other than a director, a chief executive officer or a controlling shareholder) or approve the compensation policy despite shareholders’ objection. Additionally, under certain circumstances, our Compensation Committee may exempt an engagement with a nominee for the position of chief executive officer from requiring shareholders’ approval.

A director or executive officer may not be present when the Board of Directors discusses or votes upon the terms of his or her compensation, unless the chairman of the Board (as applicable) determines that he or she should be present to present the transaction that is subject to approval.  The Chief Executive Officer may not be present during voting or deliberations regarding his or her compensation.

We sometimes engage the services of external compensation consultants on a case by case basis, and have engaged the services of such a consultant with respect to the preparation of the Executive Officers Compensation Policy, which was adopted in 2013 pursuant to a recent amendment to the Companies Law and is described more fully below, under “Compensation of Directors and Executive Officers—Employment Agreements” We believe all compensation consultants we have engaged are independent for the purposes of NASDAQ Rules.

Nominating Committee; Director Candidates

We do not have a Nominating Committee or any committees of a similar nature, nor any charter governing the nomination process. Our Board does not believe that such committees are needed for a company our size.  Out of our eight directors, six are independent under the Nominating Committee independence standards defined by SEC and NASDAQ Rules.

Director nominees are recommended for our Board's selection by a majority of our independent directors in a vote in which only our independent directors participate. Under the Companies Law, our directors are elected by the general meeting of shareholders, with the recommendation of the Board. There is no formal process or policy that governs the manner in which we identify potential candidates for the Board. Historically, however, the Board has considered several factors in evaluating candidates for nomination to the Board, including the candidate’s knowledge of the Company and its business, the candidate’s business experience and credentials, and whether the candidate would represent the interests of all the Company’s shareholders as opposed to a specific group of shareholders. Diversity is not considered material in identifying nominees for directors. We do not have a formal policy with respect to our consideration of Board nominees recommended by our shareholders because we are a small company. However, our independent directors will consider stockholder suggestions for additions to our Board. A shareholder who desires to recommend a candidate for nomination to the Board should do so by writing to us at Board of Directors, c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000.

Deadline and Procedures for Submitting Board of Directors Nominations

Subject to our amended and restated Articles of Association and the Companies Law, a shareholder wishing to nominate a candidate for election to the Board at the next Annual Meeting is required to give written notice containing the required information specified above addressed to the Board of Directors, c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company no later than June 15, 2014.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive and financial officers and all of our employees. The Code of Business Conduct and Ethics is publicly available on our website at www.otiglobal.com and we will provide, at no charge, persons with a written copy upon written request made to us. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of this code to our Chief Executive Officer, Chief Financial Officer or corporate controller, we will disclose the nature of such amendment or waiver on our website within four business days.

Communications with the Board of Directors

 Shareholders who have questions or concerns should contact the members of the Board by writing to: Board of Directors, c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000. All communications received in writing will be distributed to the members of the Board deemed appropriate, depending on the facts and circumstances outlined in the communication received.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides information regarding compensation earned by our six executive officers (the “Named Executive Officers”) for the years ended December 31, 2013 and 2012.

Name and Principal Position	Year	Salary ($) (1)	Stock-based Awards ($) (2)	All Other Compensation ($) (3)	Non-equity Incentive Plan Compensation	Total ($)
Dimitrios J. Angelis (3)(4)
Chairman of the Board of Directors Chief Executive Officer of OTI America, Inc.	2013 2012	29,003 -	222,340 -	- -	- -	251,343 -

Ofer Tziperman (5) Chief Executive Officer	2013 2012	297,790 174,968	554,530 13,302	86,475 54,924	169,262 66,339	1,108,057 309,533

Shay Tomer (6) Chief Financial Officer	2013 2012	120,011 83,145	28,799 -	47,068 37,914	26,575 30,425	222,453 151,484

Shlomi Eytan (7) Chief Sales and Marketing Officer	2013 2012	62,288 -	28,799 -	20,222 -	- -	111,309 -

Ohad Bashan (8) Former President	2013 2012	274,643 408,965	- -	1,134,176 34,880	- 51,625	1,408,819 495,470

Tanir Horn-Wekselman (9) Former Chief Financial Officer	2013 2012	78,306 106,308	- 73,891	161,405 45,324	- -	239,711 225,523

(1)	Salary payments which were in NIS were translated into US$ according to annually average exchange rate.

(2)
The fair value recognized for the stock-based awards was determined as of the grant date in accordance with FASB ASC Topic 718 (see Note 11C. to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014).

(3)	This cost reflects social benefits (as required under applicable Israeli Law), car expenses and termination payments.

(4)	Mr. Dimitrios J. Angelis is serving as Chairman of the Board of Directors since April 26, 2013, and as Chief Executive Officer of OTI America, Inc. since December 6, 2013.

(5)
Mr. Ofer Tziperman is serving as Company's Chief Executive Officer and as the Chief Executive Officer of PARX and Easy Park since March 7, 2013. Prior to that, he served as Company's VP Marketing and Sales for nearly five years since 1995, and in 2011, re-joined the Company to lead its global parking business as the President of PARX until October 1, 2013. The 2013 “All Other Compensation” of Mr. Tziperman, as shown in the table above, is comprised of $23,253 of car expenses and $63,222 of social benefits. The “Bonus” of Mr. Tziperman for 2013, as shown in the table above, is comprised of $79,570 for serving as President of PARX, and $89,692 for serving as Company's Chief Executive Officer. The “Bonus” of Mr. Tziperman for 2012, as shown in the table above, relates to Mr. Tziperman’s serving as President of PARX.

(6)
Mr. Shay Tomer is serving as Company's Chief Financial Officer since June 1, 2013. Prior to that, he served as Company's controller since 2007 and as Company's Deputy Chief Financial Officer since 2008. The 2013 “All Other Compensation” of Mr. Tomer, as shown in the table above, is comprised of $21,592 of car expenses and $25,476 of social benefits.

(7)
Mr. Shlomi Eytan is serving as Company's Chief Sales and Marketing Officer since August 1, 2013. The 2013 “All Other Compensation” of Mr. Eytan, as shown in the table above, is comprised of $9,000 of car expenses and $11,222 of social benefits.

(8)
Mr. Ohad Bashan served as Company's President until June 23, 2013. The 2013 “All Other Compensation” of Mr. Bashan, as shown in the table above, is comprised of $12,457 of car expenses and $1,121,719 of social benefits and termination payment.

(9)
Ms. Tanir Horn-Wekselman served as Company's Chief Financial Officer until May 31, 2013. The 2013 “All Other Compensation” of Ms. Horn-Wekselman, as shown in the table above, is comprised of $18,687 of car expenses and $142,718 of social benefits and termination payment.

All of the Named Executive Officers and our directors mentioned in are entitled to acceleration of the vesting of any unvested stock options and restricted stock in the event of a change of control of the Company.

Pension, Retirement or Similar Benefit Plans

Except as required by applicable law (relating to severance payments to Israeli employees), Mr. Dimitrios Angelis, Mr. Ofer Tziperman and Mr. Shay Tomer shall be entitled to receive a one-time payment upon termination of their employment for commitment to confidentiality and non-competition, as detailed in the description of their agreements below.

Employment Agreements

We maintain written employment and related agreements with all of our office holders. These agreements provide for monthly salaries and contributions by us to executive insurance and vocational studies funds. The employment agreements of certain office holders provide that we may give the employee an annual bonus in accordance with annual targets determined by our Chief Executive Officer in consultation with our Compensation Committee by January 31 of each calendar year in respect of the following year. In determining the amount of the bonus, the Compensation Committee and the Board must relate it to our revenues or profits, as applicable to the employee. If justifiable in light of our quarterly financial results, we may make advances on bonus payments pursuant to a resolution of our Board. All of our office holders’ employment and related agreements contain provisions regarding noncompetition, confidentiality of information and assignment of inventions.  The enforceability of covenants not to compete in Israel is unclear.

In accordance with recent requirements and limitations set forth in the Companies Law the Company adopted an Executive Officers Compensation Policy ("Policy") which was formulated by the Compensation Committee, approved by the Board and recommended to the general meeting of shareholders, which approved the adoption of the Policy on December 6, 2013.

The Policy sets rules and guidelines with respect to the compensation strategy of Company’s executive officers designed to retain and attract highly qualified executives by providing competitive compensation, within the Company's ability to fund compensation based on its financial resources, while creating appropriate incentives considering, inter alia, risk management factors arising from the business of the Company, executives compensation benchmarks used in the industry, the size of the Company (including without limitation, its sales volume and number of employees), the nature of its business and its then current cash flow situation, in order to promote Company’s long-term goals, work plan, policies and the interests of the shareholders of the Company.

The Policy is designed to allow the Company to create a full compensation package for each of its executives based on common principles. With respect to variable compensation components, the Policy is designed to allow the Company to consider each executive's contribution in achieving the Company's short-term and long-term strategic goals and in maximizing its profits from long-term perspective and in accordance with the executive's position.

We have the following written agreements and other arrangements concerning compensation with our Named Executive Officers:

(1)
Agreement with Dimitrios J. Angelis. The employment agreement of Mr. Angelis with the Company, dated December 22, 2013, provides that Mr. Angelis will act as the Chief Executive Officer of OTI America, in consideration of an annual gross salary of $300,000. The employment agreement is for an initial term of 3 years, commencing December 6, 2013, and may be terminated at any time and without notice. This initial term shall be automatically extended for successive periods of one year each, unless either party submits a 180-day notice prior to the expiration of the initial period. If the Company terminates Mr. Angelis' employment other than for cause or total disability or if Mr. Angelis terminates his employment for good reason (as such terms are defined in Mr. Angelis’ employment agreement), the Company shall pay Mr. Angelis his unpaid salary earned through the termination date and a separation payment in an amount equal to twelve (12) months’ annual base salary in effect at the time of termination. Under his employment agreement, Mr. Angelis was granted 150,000 stock options of the Company.

(2)
 Agreement with Ofer Tziperman. The employment agreement of Mr. Tziperman with the Company, dated December 22, 2013, provides that Mr. Tziperman will act as the Chief Executive Officer of the Company and the Chief Executive Officer of the Company’s subsidiaries, PARX and Easy Park, in consideration of a monthly gross salary of NIS 90,000. The employment agreement is for an initial three-year term commencing on March 7, 2013 and ending on March 6, 2016. This initial term shall be automatically extended for two successive periods of three years each. Nevertheless, other than in the case of termination of the agreement for cause, the term of the agreement may be terminated by either party upon at least six months' prior written notice. In the event of termination (by either party), Mr. Tziperman shall be entitled to severance pay equal to the statutory rate of one month’s current salary multiplied by the number of years of employment, unless the termination occurs as a result of circumstances depriving him of the right to severance pay at law. Additionally, in consideration for his commitment to confidentiality and non-competition, Mr. Tziperman shall be entitled to receive a one-time payment equal to twelve months of the then applicable salary, where 50% of this amount shall be paid upon the termination of his employment and the remaining 50% shall be held in escrow and released 12 months after the termination of his employment, provided Mr. Tziperman has complied with his confidentiality and non-competition commitments. Under his employment agreement, Mr. Tziperman was granted 266,666 stock options of the Company.

(3)
 Agreement with Shay Tomer. The initial employment agreement of Mr. Tomer with the Company, dated April 24, 2007, provides that Mr. Tomer shall act as the Company's Comptroller in the Company's finance department. As of June 1, 2013, Mr. Tomer has been promoted and appointed as the Company's Chief Financial Officer and accordingly a new employment agreement dated August 6, 2013 has been executed by Mr. Tomer for his current position as the Company’s Chief Financial Officer. The latest employment agreement is for an unspecified term and either party may terminate the employment agreement upon 6 months advance notice. In the event of termination (by either party), Mr. Tomer is entitled to receive severance pay equal to the statutory rate of one month’s current salary multiplied by the number of years of employment, unless the termination occurs as a result of circumstances depriving him of the right to severance pay at law or as a result of a breach of trust or a material breach of his undertakings. Additionally, in consideration for his commitment to confidentiality and non-competition, Mr. Tomer shall be entitled to receive a one-time payment equal to 6 months of the then applicable salary, where 50% of this amount shall be paid upon the termination of his employment and the remaining 50% shall be held in escrow and released 12 months after the termination of his employment, provided that Mr. Tomer has complied with his confidentiality and non-competition commitments. Under the employment agreement Mr. Tomer was granted 40,000 stock options of the Company in addition to stock options granted previously to Mr. Tomer for his prior services as a comptroller in the finance department.

(4)
Agreement with Shlomi Eytan. The employment agreement of Mr. Eytan with the Company, dated June 2, 2013, provides that Mr. Eytan will act as the Company's Chief Sales and Marketing Officer. The employment agreement is for an unspecified term and either party may terminate the employment agreement upon a 3 month advance notice. In the event of termination (by either party), Mr. Eytan is entitled to receive all contributions made by the Company for severance payments in his executive insurance policy and any interest and/or profit accumulated thereto equal to 8.33% of his monthly based salary paid during his employment, in accordance with section 14 of the Israeli Severance Pay Law 1963, unless the termination occurs as a result of circumstances depriving him of the right to severance pay at law or as a result of a breach of trust or a material breach of his undertakings. Under the employment agreement, Mr. Eytan was granted 40,000 stock options of the Company.

Outstanding Equity Awards At Fiscal Year-End

The following table shows stock option awards outstanding on the last day of the fiscal year ended December 31, 2013 for each of our Named Executive Officers.

Number of Securities Underlying Unexercised
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price($)		Option expiration date	Number of shares that have not vested (#)	Market value of shares that have not vested ($)
Dimitrios Angelis (1)	-	150,000		$3.23	12/06/2018	-	-
Ofer Tziperman (2)(3)	-	166,666 100,000	$ $	0.90 3.18	12/06/2018 12/30/2018	-	-
Shay Tomer (4)(5)	-	40,000 5,000	$ $	1.46 2.37	07/20/2018 03/24/2016	-	-
Shlomi Eytan (4)	-	40,000		$1.46	07/20/2018	-	-
Ohad Bashan	-	-		-	-	-	-
Tanir Horn- Wekselman	-	-		-	-	-	-

(1)	On December 6, 2013, 150,000 options were granted to Dimitrios Angelis under the Option Plan. The options vest in three equal annual installments, commencing December 6, 2014.

(2)	On December 6, 2013, 166,666 options were granted to Ofer Tziperman under the Option Plan. The options vest in three equal annual installments, commencing March 7, 2014.

(3)	On December 30, 2013, 100,000 options were granted to Ofer Tziperman under the Option Plan. The options vest in three equal annual installments, commencing December 30, 2014.

(4)	On July 20, 2013, 40,000 options were granted to each of Shay Tomer and Shlomi Eytan under the Option Plan. The options vest in three equal annual installments, commencing July 20, 2014.

(5)
On March 24, 2011, 15,000 options were granted to Shay Tomer under the Option Plan, out of which 10,000 options were exercised. The options vest in three equal annual installments, commencing March 24, 2012.

Directors Compensation for 2013

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during the fiscal year ended December 31, 2013:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Total ($)
Eileen Segall	39,670	39,670
Jeffrey E. Eberwein(3)	31,452	31,452
Charles M. Gillman	29,003	29,003
Dilip Singh	28,386	28,386
Richard Kenneth Coleman Jr.	29,003	29,003
Mark Stolper	32,166	32,166
John A. Knapp Jr.	33,402	33,402
Jerry L. Ivy Jr.	3,611	3,611

(1)	The table above does not include Dimitrios J. Angelis, Company's Chairman, who is included in the description of compensation of Named Executive Officers above.

(2)	This column represents the sums that our non-executive directors received according to the Israeli regulations as an annual fee as well as for attendance to Board and Board Committees meetings.

(3)	Former external director Mr. Eberwein resigned from the Board of Directors on March 21, 2014, and the table above represents the compensation paid to Mr. Eberwein in 2013

Based on the Company’s current “Grade”, grade B, we reimburse our directors for expenses incurred in connection with attending board meetings and provide the following compensation for directors: annual compensation of NIS 63,690 per annum (equal to $18,197 based on an exchange rate of NIS 3.50 per 1USD); meeting participation fees of NIS 3,330 per in-person meeting (equal to $943 based on an exchange rate of NIS 3.50 per 1USD); meeting participation by telephone of NIS 1,998 per meeting (equal to $571  based on an exchange rate of NIS 3.50 per 1USD); and NIS 1,665 per written resolution (equal to $476 based on an exchange rate of NIS 3.50 per 1USD).

Our executive directors do not receive separate compensation for their service on the Board or any committee of the Board.  During 2013 our non-executive directors were reimbursed for their expenses for each board meeting attended and in addition received compensation for their service on the board. The aggregate amount paid by us to our non-executive directors during 2013 was $226,693.

With the exception of our Chairman and CEO of OTI America, Inc., none of our currently serving directors has received equity security compensation. For information on proposed equity based compensation to be granted to our non-executive directors, see Proposal No. 2 below.

See the section entitled “Security Ownership of Certain Beneficial Owners and Management” above for information on beneficial ownership of our shares by our directors and executive officers.  We have no outstanding loans to any of our directors or executive officers.

Under the Companies Law, each of our External Directors is entitled to compensation as provided in regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with services provided as an External Director.

Certain Relationships and Related Person Transactions; and Director Independence

Our policy is to enter into transactions with related parties on terms that are on the whole no less favorable to us than those that would be available from unaffiliated parties at arm’s length.  Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

Agreement with HolyTech Ltd.

In January 1996, we entered into an agreement with HolyTech Ltd., a company that to our knowledge is owned by Mrs Varda Bashan, Mrs. Ora Gilboa and certain other of our former executive officers, which formalized an arrangement that had existed since 1992. Mrs. Bashan is the spouse of Mr. Oded Bashan, former CEO and Chairman of the Board of Directors, and Ora Gilboa is the spouse of Mr. Ronnie Gilboa, a former director. In recent years, HolyTech provided us with management services through Mrs. Bashan. The aggregate consideration paid by us for the services that HolyTech provided to us was $80,000 in 2012 and $7,700 in 2013. The agreement with HolyTech was terminated on February 3, 2013.

Agreements with Directors and Officers

We have entered into employment agreements with all of our officers as mentioned above. In addition, we have granted options to purchase our Ordinary Shares to our officers, as mentioned elsewhere is this proxy statement.

            Other than described above, none of our independent directors has any relationship with the Company besides serving as directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has engaged Somekh Chaikin, a member of KPMG International, or Somekh Chaikin, as its principal independent registered public accounting firm for the fiscal year ending December 31, 2013.  The Company expects that representatives of Somekh Chaikin will be present at the Meeting via conference call, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee is responsible for the oversight of our independent auditors’ work. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by Somekh Chaikin. These services may include audit services, audit-related services, tax services and other services, as further described below. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Additional services may be pre-approved by the Audit Committee on an individual basis. Once services have been pre-approved, Somekh Chaikin and our management then report to the Audit Committee on a periodic basis regarding the extent of services actually provided in accordance with the applicable pre-approval, and regarding the fees for the services performed.

Our Audit Committee pre-approved all audit and non-audit services provided to us and to our subsidiaries during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the independent auditors.

Pursuant to our pre-approval policy, the Audit Committee pre-approves and delegates to our Chairman of the Board the authority to approve the retention of ad-hoc audit and non-audit services from our independent auditors, beyond the scope approved by the Audit Committee as part of the annual audit plan.

Pursuant to said policy, our Chairman of the Board, upon the recommendation of our management, can approve an audit or non-audit service, for a specific and limited scope, the fees for which do not exceed $5,000, provided that such additional services by the independent auditors shall not impair their independency. The chairman shall notify the Audit Committee of any such additional services approved and the delegation of authority to the chairman shall not derogate from the Audit Committee’s responsibilities.

Principal Accountant Fees and Services

The following fees were billed by Somekh Chaikin for professional services rendered thereby for the years ended December 31:

	2013	2012
Audit fees (1)	$241,609	$290,904
Audit related fee (2)	$47,750	$24,930
Tax fees (3)	$16,003	$19,300
All Other Fees
Total	$305,362	$335,134

(1)
The audit fees for the years ended December 31, 2013 and 2012, are the aggregate fees billed or billable (for the year) for the professional services rendered for the audits of our 2013 and 2012 annual consolidated financial statements, review of consolidated quarterly financial statements of 2013 and 2012, and services that are normally provided in connection with statutory audits of us and our subsidiaries, consents and assistance with review of documents filed with the SEC.

(2)
The audit-related fees for the year ended December 31, 2013 included services in respect of the carve-out financial report for the SmartID division. For the year ended December 31, 2012, audit related fees included services for examination of a possible transition to IFRS GAAP reporting.

(3)	Tax fees are the aggregate fees billed (in the year) for professional services rendered for tax compliance and tax advice other than in connection with the audit.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for fiscal year 2013; (2) discussed with the independent auditor the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent auditor required by applicable requirements of the standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, (4) discussed with the independent auditor its independence and (5) considered whether the provision of nonaudit services by the independent auditor is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 that was filed with the SEC on March 31, 2014.

By the Audit Committee
of the Board of Directors of On Track Innovations Ltd.
Eileen Segall, Chairman
Mark Stolper
Charles M. Gillman

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

We currently anticipate that the Company will hold its next Annual Meeting no earlier than August 2014 and would mail the notice of such meeting and related proxy statement to its shareholders no earlier than July 2014. Shareholders who wish to present proposals appropriate for consideration at our next Annual Meeting must submit the proposal in proper form consistent with our Articles of Association to us at our address as set forth on the first page of this proxy statement and in accordance with the applicable regulations under Rule 14a-8 of the Exchange Act no later than June 15, 2014 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to such Annual Meeting. Any such proposals should contain the name and record address of the shareholder, the class and number of shares of our common stock beneficially owned as of the record date established for the meeting, a description of, and reasons for, the proposal and all information that would be required to be included in the proxy statement file with the SEC if such shareholder was a participant in the solicitation subject to Section 14 of the Exchange Act. The proposal, as well as any questions related thereto, should be directed to our Secretary.

If a shareholder submits a proposal after the June 15, 2014 deadline but still wishes to present the proposal at our next Annual Meeting (but not in our proxy statement), the proposal, which must be presented in a manner consistent with our Articles of Association and applicable law, must be submitted to our Secretary in proper form at the address set forth above so that it is received by our Secretary by July 1, 2014.

We did not receive notice of any proposed matter to be submitted by shareholders for a vote at this Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board and received in respect of this Meeting will be voted in the discretion of our management on such other matter which may properly come before the Meeting.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

Only one set of proxy materials may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Company’s Secretary, Mr. Arie G. Rubinstein, by e-mail addressed to arie_r@otiglobal.com, by mail addressed to c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, or by telephone at +011 972-4-6868000. Shareholders sharing an address and currently receiving a single copy may contact the Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Secretary as described above.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE AND NOT LATER THAN MAY 15, 2014 IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors
/s/ Arie G. Rubinstein Arie G. Rubinstein, Adv. General Counsel and Secretary
Rosh Pina, Israel
April 11, 2014

Appendix A

ON TRACK INNOVATIONS LTD.
THE 2001 SHARE OPTION PLAN
As Amended and Restated On November 30, 2011 and further
Amended and Restated on October 22, 2013

1.     NAME

The Plan, as amended from time to time, shall be known as the On Track Innovations Ltd. 2001 Share Option Plan (the “Plan”).

2.     PURPOSE

The purpose of the Plan is to afford an incentive to officers, directors, employees and consultants of On Track Innovations Ltd. (the “Company”), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, or any affiliate, to acquire a proprietary interest in the Company, to continue as employees, directors and consultants, to increase their efforts on behalf of the Company, to promote the success of the Company’s business and to attract new employees, directors or consultants, whose services are considered valuable. All options granted hereunder, whether together or separately, shall be hereinafter referred to as the “Options”.

3.     DEFINITIONS

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)
“Affiliate” of, or person “affiliated” with a person means any person or company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulations C under the Securities Act, including, without limitation, any Subsidiary.

(b)	“Board of Directors” shall mean the Board of Directors of the company, as constituted from time to time.

(c)
“Cause” shall mean (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the management and/or the Board which was within the scope of the duties of the employee and which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Grantee’s fiduciary duties or breach in bad faith of his duties of care to the Company; including without limitation disclosure of confidential information of the Company; and (v) breach of the Grantee non-competition undertaking towards the Company (vi) any conduct not in good faith reasonably determined by the Board of Directors to be materially detrimental to the Company.

(d)	“Committee” shall mean the Compensation committee of the Board of Directors as described in Section 3 of the plan.

(e)	“Company” shall mean On Track Innovations Ltd.

(f)
“Disability” shall mean the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(g)   “Fair Market Value” per share as of particular date shall be determined as follows:

If the Shares are listed on any established stock exchange or a national market system, including without limitation the Neuer Market, Nasdaq National Market system, or The Nasdaq SmallCap Market of the Nasdaq Stock Market , the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in any official publication of such stock exchange, including, but not limited, to any official web site, the Wall Street Journal, or such other source as the Board deems reliable (hereinafter: “the closing sale price”). In a case where the shares are listed on more than one stock exchange or a national market system, the Fair Market Value shall be the closing sale price for such shares in the stock exchange or the national market system with the greatest value of trading in the company’s stock.

If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

(h)	“Grantee” shall mean the individual to whom Options shall be granted.

(i)	“Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Ordinary Shares.

(j)	“Option Agreement” shall mean an Option Agreement entered between the Company and an Grantee pursuant to this Plan.

(k)	“Ordinary Shares” shall mean ordinary shares , par value 0.01 NIS per share, of the Company.

(l)
“Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(m)	“Plan” shall mean the On Track Innovations Ltd. 2001 Israeli Share Option Plan.

(n)
“Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

4.     ADMINISTRATION

The Plan shall be administered by the committee established by the Board of Directors of the Company. Notwithstanding the above, the Board shall automatically have an authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

The Committee shall consist of such number of members (not less than two (2) in number) as may be fixed by the Board. The Committee shall select one of its members as its chairman (the “Chairman”) and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

Any member of such Committee shall be eligible to receive Options under the Plan while serving on the Committee, unless otherwise specified herein and subject to the approval of the Board.

To the extent permitted under any applicable laws, the Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority: (i) to grant Options; (ii) to determine the kind of consideration payable (if any) with respect to Options; (iii) to determine the period during which Options may be exercised, and whether in whole or in installments; (iv) to determine the persons to whom, and the time or times at which Options shall be granted (such persons are referred to herein as “Grantees”); (v) to determine the number of shares to be covered by each Option; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Options granted under the Plan (the “Agreements”); (ix) to cancel or suspend Options, as necessary; (x) to designate the type of Options to be granted to a Grantee ;(xi) to determine the Fair Market Value (as defined above) of the shares; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others.

Subject to applicable laws, no member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Committee relating to any Option to be granted to that member. Any decision, made by the Committee, and reduced to writing, shall be executed in accordance with the provisions of the Company’s Articles of Association, as same may be in effect from time to time. The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

Subject to the Company’s Articles of Association and the Company’s decision, and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

5.     ELIGIBILITY

The persons eligible for participation in the Plan as recipients of Options shall include any employees, directors, consultants and service providers of the Company or of any Subsidiary or Affiliate of the Company. The grant of an Option hereunder shall neither entitle the Grantee to participate nor disqualify him from participating in, any other grant of Options pursuant to the Plan or any other option or stock plan of the Company or any of its affiliates.

6.     SHARES RESERVED FOR THE PLAN

The Company shall initially reserve 13,200,000 authorized but unissued Ordinary Shares (the “Shares”) for purposes of the Plan, subject to adjustment as set forth in Section 9 below. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve sufficient number of  Shares  to meet the requirements of the Plan.

If any outstanding Option under the Plan should, for any reason expire, be canceled or be terminated without having been exercised in full, the Shares allocable to the unexercised, canceled or terminated portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan.

7.    TERMS AND CONDITIONS OF OPTIONS

Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form as the Committee shall approve from time to time. The Option Agreements shall comply with and be subject to the following terms and conditions specified below:

(a)   NUMBER OF SHARES

Each Option Agreement shall state the number of Shares  to which the Option relates.

(b)   TYPE OF OPTION

Each Option Agreement shall specifically state the type of Option granted to the Grantee.

(c)   PURCHSE PRICE

Each Option Agreement shall state the Purchase Price. The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time (the “Purchase Price”). The Purchase Price shall be subject to adjustment as provided in Section 9 hereof.

(d)   MEDIUM AND TIME OF PAYMENT.

The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or cheque. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

(e)   TERM AND EXERCISABILITY OF OPTIONS.

(1)
Options shall be exercised by the Grantee by giving written notice to the Company, in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice and the Purchase Price by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

(2)
Each Option granted under the Plan shall be exercisable following the Vesting Dates and for the number of Shares as shall be provided in Exhibit B to the Option Agreement. However no Option shall be exercisable after the Expiration Date set forth in Exhibit B of the Option Agreement. The vesting provisions of individual options may vary.

(3)
Unless otherwise specified in any Appendix of the Plan, Options granted under the Plan and all rights attached thereto shall not be transferable by Grantees other than by will or laws of descent and distribution, and during a Grantee's lifetime shall be exercisable only by that Grantee.

(4)
The Options may be exercised by the Grantee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 8 below, the Grantee is an employee or director or consultant or a service provider of the Company or any of its Subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

(f)     RESTRICTIONS

Notwithstanding anything to the contrary contained herein, in connection with any underwritten public offering by the Company of its shares, the Grantee who purchased Shares shall not, directly or indirectly, sell or otherwise transfer, hypothecate, pledge, grant or otherwise dispose of the Options (whether vested or not vested), the exercised Shares, or Shares issued by the virtue of the exercised Shares, whether in accordance with Section 9 (Adjustments) of the Plan or as bonus shares, without the prior written consent of the Company or its underwriters. Such restriction shall be in effect for the period as requested by the Company or such underwriters.

In order to enforce the above restriction, the Company may impose stop-transfer instructions with respect to the exercised Shares

(g)
The terms of each Option agreement may differ from other Option agreement granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee.

(h)   OTHER PROVISIONS.

The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

8.     TERMINATION OF EMPLOYMENT

8.1
Subject to the provisions of Section 8.2 below, and unless otherwise provided in the Grantee’s Option Agreement, in the event of termination of Grantee’s employment or service with the Company or any of its Subsidiaries, all Options granted to him will immediately be expired. A notice of termination of employment or service shall be deemed to constitute termination of employment.

8.2
Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Grantee's employment or service with the Company or any Subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the Vesting Periods of the Options set forth in Section 4 of such Grantee’s Option agreement, if:

(i)
Termination is without Cause, in which event, and unless otherwise provided in the Grantee’s Option Agreement, any Options still in force and unexpired may be exercised within a period of three (3) months from the date of such termination,

(ii)
Termination is for cause (as defined above), in which event, and unless otherwise provided in the Grantee’s Option Agreement, any Option held by such Grantee (whether or not vested) shall terminate immediately upon the Grantee’s termination of employment or service (or if earlier, upon the Grantee’s receipt of notice of termination “for cause”) and the Grantee shall have no further rights to purchase shares of stock pursuant to such Option. Whether a termination of employment, service, or other relationship is to be considered “for cause” for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

(iii)
Termination is the result of death or Disability of the Grantee, in which event, and unless otherwise provided in the Grantee’s Option Agreement, any Options still in force and unexpired may be exercised within a period of eighteen (18) months from the date of termination in the event of death, and twelve (12) months from the date of termination in the event of disability, or

(iv)
Prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

8A.  ACCELARATION

Notwithstanding anything to the contrary herein, the Grantee shall be entitled to full acceleration of the unvested options upon termination of engagement with the Grantee by the Company or by the Grantee due to a Transaction in circumstances related to the Transaction, as further determined by the Committee.

For the purpose of this section, the term "Transaction" shall mean any of the following events: (i) a transaction in which at least 50% of the issued and outstanding share capital or voting rights in the Company prior to such transaction will be transferred; (ii) the consolidation, merger or reorganization of the Company with or into any other entity, in which the shareholders of the Company hold, immediately after such transaction, less than fifty percent (50%) of the outstanding share capital of the Company or the surviving company; (iii) the sale or other disposal of all or substantially all of the assets of the Company.

9.     ADJUSTMENTS

Unless otherwise provided in the option agreement, upon the occurrence of any of the following described events, Grantee's rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

9.1
In the event of a merger of the Company with or into another corporation (the “Successor Corporation”), or the sale of all or substantially all of the assets or shares of the Company, or reorganization or the like, where all or substantially all of the shares of the Company are to be exchanged for securities of another company (the “Transaction”) while unexercised Options remain outstanding under the Plan, each outstanding Option shall be assumed or substituted for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the Successor Corporation (or a parent or subsidiary of the Successor Corporation)  which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action, all as will be determined by the Committee whose determination shall be final.

9.2
Notwithstanding the above and subject to any applicable law, the Board may determine with respect to certain option agreements that, there shall be a clause instructing that, if in any such Transaction as described in Section 9.1 above, the Successor Corporation (or parent or subsidiary of the Successor Corporation) does not agree to assume or substitute for the Options, the Vesting Periods shall be accelerated so that any unvested Option shall be immediately vested in full as of the date ten days prior to the effective date of such transaction.

9.3
For the purposes of Section 9.1 above, the Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share of Optioned Shares immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by shareholders for each Share held on the effective date of the Transaction. However, if such consideration received in the merger or acquisition is not solely ordinary shares (or their equivalent) of the Successor Corporation or its parent or subsidiary (the “Companies”), the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Companies equal in fair market value to the per share consideration received by holders of a majority of the outstanding Shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Companies, such Options will be substituted for any other type of asset or property.

9.4
If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the Plan, then the Board, in its own discretion, may determine that such outstanding Options may be exercised in full by the Grantees as of the effective date of any such liquidation or dissolution of the Company without regard to the vesting provisions ofSection 7(e)(2) of the Plan. In case the Board determines that the outstanding Options may be exercised, then all such outstanding Options may be exercised in full by the Grantees giving notice in writing to the Company of their intention to so exercise.

9.5
If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend (bonus shares), stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the Plan or subject to any Options therefore granted, and the purchase prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate purchase price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding stock. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

10.  SURRENDER AND EXCHANGES OF OPTIONS

The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any option granted under any other plan, program or arrangement of the Company or any subsidiary (“Surrendered Option”), to be conditioned upon the granting to the Grantee of a new Option for the same number of shares of Ordinary Shares as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Grantee. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted.

11.   DIVIDENDS

With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Grantee, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends.

12.   PERIOD DURING WHICH OPTIONS MAY BE GRANTED

Subject to applicable laws, Options may be granted pursuant to the Plan from time to time within a period of five (5) years from February 28 2011. Upon such Plan termination, all outstanding options on such date shall thereafter continue to have force and effect in accordance with the terms set in the option agreement.

13.   ASSIGNABILITY AND SALE OF OPTIONS

Unless otherwise provided in the plan and/or in any Appendix of the Plan, no Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable, given as a gift, pledged or any right with respect to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of such Grantee's rights to purchase Shares hereunder shall be exercisable only by the Grantee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

Any purported assignment, transfer or pledge of an Option in contradiction to the provision of this section shall cause the option to immediately expire.

14.   TAX CONSEQUENCES

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its Subsidiaries, or any other person required by any applicable law, shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Subsidiaries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, unless the said liability is a result of default of the Company.

The Committee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

15.   AMENDMENT AND TERMINATION OF THE PLAN

The Board may at any time, amend, alter, suspend or terminate the Plan. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee (with respect to an outstanding option), unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.   RIGHTS AS A SHAREHOLDER

The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Options, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of any applicable laws, until the issuance of such Shares by the Company.

17.   COMPENSATION PACKAGE

Subject to any applicable law, grants of Options are not considered a part of the compensation package and therefore will not be included in any payment made to the employee such as remuneration and compensation for termination of employment.

18.   NO RIGHTS TO EMPLOYMENT

Nothing in the Plan or in any Option granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company or any subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such subsidiary to terminate such Grantee’s employment or services. Options granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues in the employ of the Company or any subsidiary.

19.   GOVERNING LAW & JURISDICTION

The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed and enforced in accordance with the laws and jurisdiction as shall be determined in any Appendix of the Plan.
However, the relationship of the participants as shareholders of the Company, including without limitation all of their rights and duties arising under the Company’s Articles of Association, shall be governed by the laws of the State of Israel, and the company and each participant hereby irrevocably submits to the exclusive jurisdiction of the Courts of Israel located in Tel Aviv, in respect of any dispute or matter arising out of or connected with such relationship and the Articles of Association.

20.   NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Grantees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

21.   RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be amended with respect to a particular country by means of an addendum to the Plan in the form of an Appendix, and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to options issued to Grantees under the jurisdiction of the specific country that is subject of the Appendix and shall not be apply to options issued to Grantees not under the jurisdiction of such country. The adoption of any such Appendix shall be subject to the approval of the Board.

EXTRAORDINARY MEETING OF SHAREHOLDERS OF

ON TRACK INNOVATIONS LTD.

May 19, 2014

(THE “SHAREHOLDERS MEETING”)

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
http://investors.otiglobal.com/phoenix.zhtml?c=144733&p=proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Ü Please detach along perforated line and mail in the envelope provided. Ü

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR
NOMINEE LISTED IN PROPOSAL 1,
"FOR" PROPOSAL 2, "FOR" PROPOSAL 3, “FOR” PROPOSAL 5
AND “EVERY ONE YEAR” FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Shareholders Meeting.

1.	Proposal No. 1 - To elect Mr. William C. Anderson III as an External Director on the Board of Directors for a three-year term, commencing with his election.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
Proposal No. 2 - To approve the grant of options to purchase up to 50,000 Ordinary Shares of the Company under the 2001 Share Option Plan (the “Option Plan”) to each of the directors of the Company in office immediately following the Shareholders Meeting, subject to the terms specified in the proxy statement.
		FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
Proposal No. 3 - To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion set forth in the proxy statement.
		FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Proposal No. 4 – To approve, on a non-binding, advisory basis, an annual advisory vote by shareholders on the compensation of our Named Executive Officers as described in the proxy statement.	EVERY ONE YEAR ☐	EVERY TWO YEARS ☐	EVERY THREE YEARS ☐	ABSTAIN ☐
5.	Proposal No. 5 - To approve an amendment to the Option Plan to increase the Ordinary Shares reserved and available for issuance under the Option Plan from 15,700,000 to 16,450,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at the right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING	☐

By signing this Proxy, the undersigned hereby declares not to be a “Controlling Shareholder” or have a “Personal Interest”, as such terms are defined in the Israeli Companies Law, 5759-1999, with respect to any of the proposals above.

NOTE: Please contact the Company if you have any questions or reservations concerning the declaration above.

Signature of Shareholder:_____________________                                                                                                Date:____________________

Signature of Shareholder:_____________________                                                                                                Date:____________________

Note:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

ON TRACK INNOVATIONS LTD.

EXTRAORDINARY MEETING OF SHAREHOLDERS

MAY 19, 2014

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ON TRACK INNOVATIONS LTD.

The undersigned shareholder of On Track Innovations Ltd. (the "Company") hereby appoints Ofer Tziperman, Shay Tomer and Arie G. Rubinstein, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the extraordinary meeting of shareholders of the Company (the "Shareholders Meeting") to be held at the Company's offices at Z.H.R. Industrial Zone, Rosh Pina, Israel on May 19, 2014, at 5:00 p.m. local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Shareholders Meeting with all powers possessed by the undersigned if personally present at the Shareholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of an Extraordinary Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF THE DIRECTOR NOMINEE LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, “FOR” PROPOSAL 5 AND “EVERY ONE YEAR” FOR PROPOSAL 4.

(Continued and to be signed on the reverse side)